EXHIBIT 10.3

CORESTATES LEASING, INC.                                  MASTER LEASE AGREEMENT
                                                          TRUE LEASE

                  MASTER LEASE AGREEMENT NO. __________________

THIS MASTER LEASE AGREEMENT (the "Lease"), dated as of the 17th day of
October 1997, is executed by and between CORESTATES LEASING, INC., a Pennsylvania corporation, with a place of business located at One Meridian Boulevard, Wyomissing, PA 19610 (together with its successors and assigns, if any, the "Lessor") and LADD FURNITURE, INC., a corporation organized under the laws of the State of North Carolina, with its mailing address and chief place of business at One Plaza Center, Box HP3, High Point, NC 27261 (the "Lessee").

  The Parties hereto, for good and valuable consideration and intending to be legally bound, hereby agree as follows:

1.       MASTER LEASE WITH SCHEDULES:
  (a) SCHEDULES. Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor such unit or units of equipment (the "Equipment" and individually sometimes "Item" or "Item of Equipment") described in any Master Lease Schedule (a "Schedule") now or hereafter from time to time executed by the parties pursuant hereto, and any and all such Schedules are deemed a part hereof. Each Schedule shall incorporate this Lease by reference. Capitalized terms not otherwise defined herein will have the meaning provided for in the related Schedules.
  (b) CONDITIONS PRECEDENT. Lessor has no obligation to purchase Equipment from the manufacturer or supplier thereof who may be the Lessee in a sale and leaseback transaction ("Supplier") or to lease the same to Lessee under any Schedule unless each of the following is satisfied and delivered to Lessor prior to the Commencement Date with respect to the Schedule in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then being leased hereunder reflecting Lessor's Cost and a term and rate satisfactory to Lessor, (ii) unless the transaction is a sale and leaseback or Lessor has delivered its purchase order for the purchase of such Equipment, a Purchase Order Assignment and Consent in form satisfactory to Lessor, (iii) a Certificate of Acceptance and Closing Certificate in form satisfactory to Lessor, and (iv) a certificate of insurance which complies with the requirements of Section 7 and the Schedule. The execution by Lessee of the Certificate of Acceptance will (i) confirm that each Item of Equipment described thereon has been delivered to and irrevocably accepted by Lessee for lease hereunder, and (ii) constitute Lessee's acknowledgment that Lessee has received a copy of and has approved the contract under which Lessor acquired the Equipment. Lessee hereby waives as between Lessor and Lessee any right to revoke acceptance of the Equipment under this Lease once evidenced by its Certificate of Acceptance. Lessee shall also deliver such other documents related to the Master Lease, Master Lease Schedule and equipment as Lessor may reasonably request.

2.       TERM:
  The lease of and rent for Equipment leased under any Schedule will commence on the day specified in the Schedule as the Commencement Date, and will continue for the period specified as the "term" in such Schedule as the same may be extended pursuant to the terms hereof.

3.       RENT:
  Lessee promises to pay rent during the term of the Lease on the due dates and in the amount set forth in the Schedule and acknowledges that rent will not be prorated for any cause or reason except as herein specifically provided. If one or more advance payments of rent are required, the advance rent will be due and paid in the amount specified in the Schedule upon acceptance by Lessor of each Schedule providing for such rent. Lessor will apply said advance rent toward the first basic rent payment and, provided no default is then existent hereunder, the balance, if any, of the advance rent will be applied to the final rent payment. Subsequent rent payments will be due periodically thereafter as specified in the Schedule. In no event will any advance rent or any other rent payment be refunded to Lessee, it being the intention of the parties hereto that the rents and other amounts payable by the Lessee hereunder will continue to be payable in all events unless the obligation to pay the same will be terminated pursuant to the terms hereof. All rent will be paid to Lessor in immediately available funds without notice or demand on the due dates with respect thereto at Lessor's address set forth above or as otherwise directed by Lessor in writing. In order to secure all obligations of Lessee hereunder, under each Schedule and under all other obligations of Lessee to Lessor or to CoreStates Financial Corp., or any of its direct or indirect subsidiaries (each, a "CoreStates Company") under any other agreement, Lessee hereby grants to Lessor and to each CoreStates Company a security interest in the amount of any advance rent not applied to the first basic rent payment and in all other funds, balances, accounts and/or other property of any kind of Lessee or in which Lessee has an interest now or hereafter in the possession, custody or control of Lessor or any CoreStates Company.

                                                                    EXHIBIT 10.3


4.       USE, OPERATION AND INDEMNIFICATION:
  (a) Lessee will not , except as expressly provided for herein, assign, sublet, mortgage, hypothecate or alter any of the Equipment leased hereunder or any interest in the Lease, nor will Lessee remove any of the Equipment from the location specified in the Schedule (except in the ordinary course of its business for use or maintenance) without the prior written consent of Lessor, and any attempt to so assign, sublet, mortgage, hypothecate, alter or remove will constitute a default hereunder and such assignment, sublease, mortgage, or hypothecation will be void and without effect. Lessee may only sublease to subsidiaries, so long as Lessee remains primarily liable. Lessee will keep all Equipment leased hereunder free and clear from all claims, liens, and encumbrances whatsoever, and upon becoming aware thereof, the Chief Financial Officer of Lessee shall promptly notify Lessor of any default or event which with notice and/or the passage of time would become a default under this Section or otherwise under the Lease. Lessee will at all times use the Equipment only in compliance with all applicable laws and consistent with the instructions supplied by the Supplier and manufacturer thereof. Lessee will not use the Equipment to carry, contain or produce directly or indirectly any hazardous substances (as defined under applicable federal, state or local law or regulation), except as utilized in the ordinary course of business in compliance with all applicable laws.
  (b) Lessee agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including reasonable legal expenses of whatsoever kind and nature, in contract or tort, howsoever arising from any cause whatsoever including, but not limited to Lessor's strict liability in tort, or otherwise arising out of (i) the selection, manufacture, purchase, financing, acceptance or rejection of Equipment (ii) the ownership of Equipment during the term of this Lease, (iii) liability to third parties after disposition of the equipment by Lessor based on strict liability in tort, (iv) Lessee's negligence in the delivery, lease, possession, maintenance, uses, condition, environmental impact, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement). Lessee hereby represents and warrants that each Item of Equipment acquired and leased hereunder is new and not previously used unless specifically disclosed on the Schedule, and Lessee agrees to indemnify, save and keep harmless Lessor against any loss howsoever arising directly or indirectly from any subsequent determination that the Supplier has sold Items of Equipment for lease hereunder which have been previously used. Lessee upon request will defend, at its own expense any and all actions based on, or arising out of, any of the foregoing and this indemnification will survive cancellation or termination of the Lease.
  (c) Lessee will not without the prior written consent of Lessor, which consent shall not be unreasonably withheld, make or authorize any improvement, change, addition or alteration to the Equipment (i) if such improvement, change, addition or alteration will impair the originally intended function or use of the Equipment or impair the value of the Equipment as it existed immediately prior to such improvement, change, addition or alteration; or (ii) if any parts installed in or attached to or otherwise becoming a part of the Equipment as a result of any such improvement, change, addition or alteration shall not be readily removable without damage to the Equipment. Any part added to the Equipment without violating the provisions of the immediately preceding sentence and which is not a replacement or substitution for any part of the Equipment shall remain the property of Lessee and may be removed by Lessee at any time prior to the termination or earlier cancellation of the term. All such parts shall be and remain free and clear of any liens. Any such part which is not so removed shall without further act, become the property of Lessor. Lessee and Lessor agree that although the equipment may be attached to real estate or personal property, it will not constitute a fixture.

5.       SERVICE AND MAINTENANCE:
  Unless otherwise provided in the related Schedule, Lessee will service and maintain the Equipment as provided hereinafter. Lessee will at its sole expense at all times maintain all Equipment consistent with recommendations of the Supplier and manufacturer thereof and as required by the conditions of any warranty in order to maintain same current and effective and in good operating order, repair, condition and appearance and keep all Equipment protected from the elements, except during use in the normally contemplated manner. Lessee will at its own expense provide all maintenance and service and make all repairs and replacements reasonably necessary for such purposes. If any parts of the Equipment are worn out, lost or are otherwise rendered unfit for use, Lessee will, at its own expense, replace such parts promptly by replacement parts of at least equal value and utility with title thereto vesting in Lessor free and clear of all liens and encumbrances. Upon request of Lessor, Lessee will affix in a prominent position on each Item of Equipment plates, tags or other identifying labels supplied by Lessor showing ownership of the Equipment by Lessor. Lessor will at all reasonable times upon reasonable notice have the right to inspect the Equipment and Lessee's maintenance records related thereto. Lessee will at its sole expense make all alterations and modifications with respect to the Equipment that may at any time during the term of the Lease be required to comply with any applicable law or any governmental rule or regulation for the continued use thereof.



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
                                                                    EXHIBIT 10.3



6.       RETURN OF EQUIPMENT:
  Unless otherwise provided in the Schedule, upon cancellation of the Lease or of any Schedule upon default or by expiration of the term thereof or upon termination for any other cause, Lessee will, at its sole cost and expense, promptly return the Equipment to Lessor at any address specified by Lessor within 500 miles of last location in the same condition as received, reasonable wear and tear and normal depreciation from proper use and maintenance alone excepted, capable of performing its originally intended use at its originally rated capacity. Lessee will be responsible for all costs and expenses for packing, shipping and insuring the Equipment until delivered to the location designated by Lessor. Lessee will also provide storage to Lessor, if requested, for up to ninety (90) days after the termination of the Lease. Lessor will pay reasonable costs for storage at Lessee's incremental costs, including cost of insurance, maintenance, and other similar items. At least ninety (90) days prior to the last day of the term, Lessee shall deliver to Lessor the report of an independent expert advising Lessor on the condition of the Equipment and its compliance with the terms hereof. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned on the last day of the term, due to Lessee's failure to act, or repairs are necessary to place the Equipment in the condition required hereby, Lessee shall continue to pay for the period of delay and acceptance of such rents by Lessor will not constitute a renewal of the Lease or a waiver of Lessor's right to a prompt return.

7.       INSURANCE:
  Lessee hereby assumes all risks of damage, loss, theft, and destruction, partial or complete, with respect to each Item of Equipment during the term of the Lease and during any storage period in accordance with Section 6 above until Lessee has returned or disposed of the Equipment as provided for herein. Lessee will at its own expense keep each Item of Equipment insured against all risks with extended coverage and insurance companies reasonably satisfactory to Lessor, with Lessor named as loss payee for an amount at least equal to the greater of (i) the fair market value of the Equipment, or (ii) the then current Stipulated Loss Value of the Equipment determined by reference to the related Schedule. Lessee agrees to obtain and maintain at its expense with insurance companies of nationally known standing and financially sound condition, liability insurance for the protection of Lessor and Lessee, as their interests may appear, in an amount at all times reasonably satisfactory to Lessor and otherwise as specified in the related Schedule against claims for bodily injury, death or property damage arising out of the use, ownership, possession, operation or condition of the Equipment. Each insurer will agree, by endorsement upon the policy or policies issued by it, or by independent instruments furnished to Lessor, Lessor shall be named as additional insured and additional loss payee with respect to said policy, that it will give Lessor ten (10) days written notice before the policy or policies in question will be altered in a manner which would affect this Lease Agreement or coverage of equipment leased under this Agreement, or canceled and that no act or default of any person other than Lessor, its agents, or those claiming under Lessor, will affect Lessor's rights to recover under such policy or policies in case of loss. Lessee will deliver to Lessor the policies or evidence of insurance and renewal thereof satisfactory to Lessor prior to the Commencement Date and ten (10) days prior to each expiration date thereof for each Item of Equipment. The failure of Lessee to secure or maintain such insurance will constitute a default under this Lease. In the event of such breach, Lessor may, but will not be obligated to, obtain such insurance. In the event that Lessor obtains such insurance, an amount equal to the cost of such insurance will be deemed supplemental rent to be paid forthwith by Lessee.

8.       LOSS OR DAMAGE:
  (a) Lessee hereby assumes and is solely responsible for, during the term of the Lease and thereafter during any storage period in accordance with Section 6 until returned as provided for herein, the entire risk of use, operation and or loss of the Equipment and for each and every accident or hazard resulting therefrom and all losses and damages associated therewith howsoever arising.
  (b) In the event of the total loss, destruction, theft or damage beyond repair (determined without reference to the remaining term with respect thereto) of the Equipment or any Item during the period referred to the preceding subsection 8(a) (a "Casualty Occurrence"), Lessee will pay to Lessor on the earlier of the next due date for rent following the Casualty Occurrence or on the last day of the term with respect to such Equipment (or if the term has expired or has been canceled, thirty days after the Casualty Occurrence) an amount equal to the rent then due plus an amount equal to the Stipulated Loss Value of such Equipment as of such due date. Upon payment of such amounts, and provided no default exists hereunder, Lessee will be entitled to recover possession of such Item and title thereto will vest in Lessee free and clear of the right and interest of Lessor.
  (c) In the event of damage to any Item of Equipment which does not amount to a Casualty Occurrence, Lessee will give prompt notice of such damage to Lessor and, at Lessee's sole cost and expense, Lessee will promptly repair such Item, restoring it to its previous condition and the condition assuming Lessee had met all of its obligations required for maintenance hereunder. Provided Lessee is not in breach or default of this Lease, any proceeds of insurance received by Lessor with respect to any such loss will be paid over by Lessor to Lessee or vendor as Lessee designates to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing such damaged Equipment, but only upon evidence satisfactory to Lessor that such repairs have been accomplished.



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

                                                                    EXHIBIT 10.3

9.       TRANSFER OF WARRANTIES:
  Notwithstanding anything contained herein to the contrary and to the extent permitted by law and contract, Lessor will pass through without representation to Lessee the benefit of all warranties, if any, of the Supplier of the equipment and, so long as there exists no default hereunder, Lessee will have the right to, and will, directly avail itself of all warranties made by the Supplier with respect to the Equipment. Lessee will give Lessor notice of any claim made by Lessee against the Supplier of the Equipment for breach of warranty by supplier which may materially affect the value, use or resale of the Equipment and any cash settlement of any such claim will be applied to correcting the breach of warranty with respect to the Equipment.

10.      TAX TREATMENT AND INDEMNIFICATIONS:
  (a) Unless otherwise provided in the related Schedule, it is acknowledged and agreed by the parties that they are entering into the Lease under each Schedule with the assumption that Lessor and the consolidated group of which Lessor is a member (all references to Lessor in this Section include such consolidated group) will be treated for federal income tax purposes (and to the extent allowable, for state and local tax purposes) as the owner of all Equipment leased hereunder.
  (b) Unless otherwise provided in the related Schedule, the Lessee acknowledges and agrees that each Schedule has been executed by Lessor based upon the following representations and warranties of Lessee: (i) each Item of Equipment has been placed in service on the Commencement Date; (ii) Lessor will not under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), be required to include in its gross income, for federal income tax purposes, any amount with respect to any improvement, modification or addition made by Lessee to any Item of Equipment; (iii) Lessor shall be entitled to accelerated cost recovery deductions ("Recovery Deductions") for Lessor's Cost of each Item of Equipment over the number of years indicated on the related Schedule by using the 200% declining balance method permitted under Code Section 168 and the half year convention, unless otherwise required by operation of Code
Section 168(d) (3) (A); (iv) no Item of Equipment is limited use property within the meaning of Rev. Proc. 76-30; and (v) for federal income tax purposes, all amounts included in the gross income of Lessor with respect to each Item of Equipment will be treated as derived from or allocable to sources within the United States.
  (c) If by reason of (1) the inaccuracy of any representations or warranties of Lessee set forth in Subsections (a) or (b) of this Section, (2) the material inaccuracy of any statement or any letter or document furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated under the Lease, or (3) the act, failure to act or omission of or by Lessee, Lessor will
(i) lose, will not have the right to claim or if there will be disallowed with respect to Lessor all or any portion of the Recovery Deduction as to any Item of Equipment on such Schedule, (ii) be required to include in its gross income any alteration, modifications or addition to, any Item, other than an alteration, modification or addition which is permitted without adverse tax consequences to Lessor under Rev. Proc. 75-21, 76-30 or 79-48 (an "Improvement Loss"), or (iii) suffer a decrease in Lessor's net return over the then remaining portion of the term of the Lease (any such occurrence referred to hereinafter as "Loss") for such Schedule, then at Lessee's option either (X) the rent on such Schedule will, on and after the next succeeding date for the payment thereof upon notice to Lessee by Lessor that a Loss has occurred and describing the amount as to which Lessor intends to claim indemnification and the reason for such adjustment in reasonable detail, be increased by such amount which will cause Lessor's net return over the then remaining portion of the term of the Lease (taking into account the tax effect from deferred utilization of tax basis resulting from changes in the method of calculating Recovery Deductions) to equal the net after tax return that would have been available if such Loss had not occurred, or (Y) in lieu of a rent increase, the Lessee shall pay to Lessor on such next succeeding date for the payment of rent such sum as will cause Lessor's net after tax return over the term of the Lease in respect of the Equipment to equal the net return that would have been available if such Loss had not occurred. If such Loss occurs after the termination or cancellation of the Lease, Lessor will notify Lessee of such Loss and Lessee will, within sixty (60) days after such notice, pay to Lessor such sum as required by the preceding clause (Y). Lessee will forthwith pay on demand to Lessor an amount on an after-tax basis which will be equal to the amount of any interest and/or penalties which may be assessed by the United States or any state against Lessor as a result of the Loss.
  (d) Unless otherwise provided in the related Schedule, for purposes of this
Section 10, a Loss will occur upon the earlier of , (1) the payment by Lessor to the Internal Revenue Service of the tax increase, if any, resulting from such Loss, or (2) the adjustment of the tax return of Lessor to reflect such Loss. Lessor will be responsible for, and will not be entitled to a payment under this Section on account of, any Loss due solely to one or more of the following events: (i) the failure of Lessor to have sufficient taxable income to benefit from the Recovery Deduction; (ii) any disposition of the Equipment by Lessor prior to any default which has occurred and is continuing under the Lease; or
(iii) the failure of Lessor to properly claim the Recovery Deduction.
  (e) The indemnities and assumptions of liability provided for herein and all Lessor's rights and privileges herein will continue in full force and effect notwithstanding the termination or cancellation of the Lease.

                                                                    EXHIBIT 10.3

11.      DISCLAIMER:
  LESSEE ACKNOWLEDGES THAT IT ALONE SELECTS THE EQUIPMENT AND THE SUPPLIER(S) THEREOF. LESSEE UNDERSTANDS AND AGREES THAT LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE EQUIPMENT. IT IS UNDERSTOOD AND AGREED THAT NO WARRANTY IS TO BE IMPLIED WITH RESPECT TO THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, THE FITNESS OF THE EQUIPMENT FOR A PARTICULAR PURPOSE, OR WITH RESPECT TO PATENT, TRADEMARK, COPYRIGHT OR OTHER INFRINGEMENT OR THE LIKE. NOTHING HEREIN CONTAINED WILL BE CONSTRUED AS DEPRIVING THE LESSEE OF WHATEVER RIGHTS, IF ANY, LESSEE MAY HAVE AGAINST THE SUPPLIER AND/OR MANUFACTURER OF THE EQUIPMENT AND LESSEE AGREES TO LOOK SOLELY TO SUCH THIRD PARTIES WITH RESPECT TO ANY AND ALL CLAIMS CONCERNING THE EQUIPMENT.

12.      NO ABATEMENT:
  This Lease is a net Lease, intended by the parties to constitute a "finance lease" under Article 2A of the Uniform Commercial Code as in effect in Pennsylvania (the "UCC") and Lessee waives any right to suspend the performance of all or any its obligations hereunder. This is not a consumer lease and the promises of Lessee hereunder and under each Schedule are irrevocable upon acceptance of the Equipment under each Schedule. Lessor and Lessee each hereby waive the provisions of the UCC, Section 2A 401 through 403 inclusive, and it is the intent of the parties that under no circumstances is the Lease or any Schedule to be subject to repudiation by either party. Lessee's obligation to pay rent and all other amounts due hereunder is absolute, unconditional and not subject to cancellation. Lessee agrees to pay rent and all other amounts due hereunder when due without abatement or reduction, irrespective of any claims, demands, set-offs, actions, suits or proceedings that it may have or assert against Lessor or any Supplier or manufacturer of Equipment or any part thereof. Lessor will have no liability to Lessee in the event that any Supplier, manufacturer or one or more others fails to perform any obligations at any time due to Lessor, Lessee, persons in privity with Lessor or Lessee and any other persons, or any one or more of the foregoing.

13.      DEFAULT:
  Each of the following will constitute a default hereunder:
  (1) Lessee fails to pay rent or any other amount when due under any Schedule and such failure will continue for five (5) business days from the notification date thereof; (2) Lessee fails to provide or maintain the insurance required hereunder; (3) Lessee breaches any of the other terms or covenants hereof (including without limitation any Schedule) or commits any other act of default specified in any other Section of this Lease and, if and only if such breach is capable of being cured within forty-five (45) days and Lessee has previously reported such breach promptly to Lessor, such breach shall remain uncorrected for a period of forty-five (45) days after notice from Lessor during which forty-five days Lessee shall be diligently pursuing corrective action; (4) any material representation or warranty of Lessee contained herein or in any other document or instrument delivered in connection herewith or made from time to time hereafter is false or misleading when made; (5) Lessee becomes insolvent or ceases to do business as a going concern; (6) the Equipment or any Item is abused, illegally used, or misused; (7) Lessee makes any assignment for the benefit of creditors, receivership or the like is filed with respect to Lessee, or any substantial part of Lessee's property is attached or a receiver, trustee or liquidator is appointed for Lessee or any substantial part of Lessee's property or whenever Lessor may deem itself insecure hereunder; (8) Lessee fails to perform or observe any term, covenant, agreement or condition contained in, or there shall occur any payment or other default under or as defined in, any indebtedness for borrowed money, lease, installment sale obligation, or other agreement applicable to Lessee by which Lessee is bound (as used herein, an "Other Agreement") involving a liability, indebtedness or other obligation of Lessee in an amount equal to or in excess of $2,000,000.00, which shall not be remedied within the period of time (if any) within which such Other Agreement permits such default to be remedied, if such default is not waived by any other party to such Other Agreement or produces or results in the acceleration of such liability, indebtedness or other obligation; (9) final judgment for the payment of money aggregating in excess of $2,000,000.00 will be outstanding against Lessee for more than sixty (60) days from the date of entry and will not have been discharged in full or stayed or fully bonded.

14.      REMEDIES:

  (a) On the occasion of any default hereunder, Lessor, at its option, may do any one or more of the following: (1) declare this Lease and any or all Schedules in default upon notice to Lessee, whereupon the entire amount of rent and all other amounts remaining to be paid over the balance of the term of all Equipment then leased hereunder, computed from the date of Lessee's default, will become immediately due and payable and be accelerated; (2) proceed by appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof; (3) cancel this Lease and any or all Schedules upon notice to Lessee; (4) whether or not this Lease or


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                                                                    EXHIBIT 10.3


any Schedules be so canceled, upon demand by Lessor, Lessee will return the Equipment consistent with its obligation in Section 6 hereof. Lessor may without notice to Lessee, following notice of default, with or without legal process, peacefully enter any premises where the collateral or any portion is located and remove the same for sale or other disposition in a commercially reasonable manner, without liability or suit, action or other proceedings by Lessee, except for liability for damage caused by Lessor to Lessee's real or personal property.
  (b) With respect to any Equipment returned to Lessor, or repossessed by Lessor pursuant to provision (4) in the preceding subsection, Lessor may hold or use such Equipment for any purpose whatsoever or either sell same at a private or public sale, cash or credit, or re-lease same for such term and upon such rental as will be solely determined by Lessor. In the event of the sale or re-leasing by Lessor of any such Equipment, Lessee will be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach of this Lease, and not as a penalty, an amount equal to (X) the entire amount of rent which would have accrued for the balance of the term for such Equipment computed from the date of Lessee's default, plus (Y) an amount determined by multiplying Lessor's Cost by the percentage indicated for the Stipulated Loss Values for the final rent period during the term hereof, less (Z) the proceeds of any sale or re-leasing of such Equipment, after first deducting therefrom all reasonable costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, reasonable attorneys' fees and collection fees with respect to such Equipment. If Lessee fails to return any Equipment to Lessor or Lessor is unable, for any reason, to effect repossession of any Equipment, then with respect to such Equipment, Lessee will be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach of this Lease, and not as a penalty, an amount equal to the sum of the amounts specified in items (X) and
(Y) above for such Equipment. Whether or not any Equipment is returned to, or repossessed by Lessor, as aforesaid, Lessee will also be liable for, and Lessor may forthwith recover from Lessee, all unpaid rent and other unpaid sums that accrued prior to the date of Lessee's default. In addition to the foregoing, Lessor may also recover from Lessee all reasonable costs and expenses, including without limitation reasonable attorneys' fees and fees of collection agencies, incurred by Lessor in exercising any of its rights or remedies hereunder. Since pursuant to the foregoing Lessor may receive or recover payment of the amounts specified in provision (1) of the preceding paragraph and items (X) and (Y) above earlier than Lessor would otherwise be entitled to receive or recover same but for Lessee's default, such amounts will be discounted to their then present value at the rate of seven percent (7%) per annum, and there will be added to such amounts, after such discount, interest at the Default Rate specified in
Section 18 hereof from the date of Lessee's default up to the date of the payment of such amounts to Lessor.
  (c) Lessee consents to the jurisdiction of the courts of Pennsylvania and the Federal District Court for the Eastern District of Pennsylvania in any action or proceeding which may be brought under or in connection with this Lease or any obligation with respect thereto or to enforce any agreement contained herein or in any such obligation, and in the event such action or proceeding will be brought against it, Lessee agrees not to raise any objection to such jurisdiction or the laying of venue in Berks County, Pennsylvania. Lessee irrevocably appoints each of the Chief Executive Officer and Chief Financial Officer of Lessee as its attorney upon whom may be served by certified mail any process, notice or pleading in any action or proceeding against it under this Lease or related thereto.

15.      CUMULATIVE REMEDIES:

  The remedies herein provided in favor of Lessor are not exclusive, but will be cumulative and will be in addition to all other remedies in Lessor's favor existing in law, in equity or in bankruptcy. The receipt and acceptance by Lessor of any rent or other payment after occurrence of a default will not be deemed to be a waiver of such default on the part of Lessor. In the event that any court of competent jurisdiction determines that any provision of this Lease is invalid or unenforceable in whole or in part, such determination will not prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. Any repossession or resale of any Equipment will not bar an action for damages for breach of this Lease, as hereinbefore provided, and the bringing of an action or the entry of judgment against Lessee will not bar Lessor's right to repossess any or all Equipment.

16.      ASSIGNMENTS:

  Subject to the restrictions set forth in the last sentence of this Section, Lessor may without the consent of Lessee sell, assign or otherwise transfer or grant a security interest in, its right, title and interest in the Equipment, this Lease or any Schedule and the rent due or to become due thereunder and when so sold, assigned, transferred or encumbered, Lessee will after notice and direction from Lessor make all payments under this Lease to such assignee free of any counterclaim, set-off, defense or cross-claim by Lessee as against Lessor or any other person whatsoever whether arising, before or after such sale, assignment, transfer or security grant. Restrictions to this assignment would be
1) not less than all schedules: 2) not to competitor of Lessee: and 3) Assignee to have a Tangible Net Worth greater than $25,000,000.00; as long as no default has occurred under the Lease.

                                                                    EXHIBIT 10.3

17.      PAYMENT OF TAXES:

  Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from, all license, title and registration fees whatsoever, all levies, imposts, duties, charges or withholdings whatsoever, and all sales, use, personal property, franchise (howsoever calculated), and other taxes whatsoever (together with any penalties, fines or interest thereon) whether assessed, levied or imposed by any governmental or taxing authority against or upon Lessor or otherwise, with respect to any Equipment or the purchase, acquisition, ownership, delivery, leasing, possession, use, operation, control, return, or other disposition thereof, or the rents, receipts or earnings arising therefrom, or with respect to this Lease, excluding, however (i) any such taxes or charges to the extent they are included in Lessor's Cost, (ii) any federal taxes levied on Lessor's net income, or (iii) state or local taxes levied on Lessor's net income. In the event any such fees, levies, imposts, duties, charges or taxes are paid by Lessor, or if Lessor be required to collect or pay any thereof, Lessee will reimburse Lessor therefor (plus any penalties, fines or interest thereon) promptly upon demand. Until Lessor notifies Lessee to the contrary, Lessee will promptly before any penalty attaches, prepare and file in Lessor's name or on Lessor's behalf all personal property tax returns covering the Equipment and Lessee will pay the personal property taxes levied or assessed thereon directly to the levying authority. If Lessor timely notifies Lessee that Lessor will prepare and/or file any such return, Lessee will, promptly upon being invoiced by Lessor, reimburse Lessor for the full amount of such personal property taxes so paid by Lessor. Lessee's obligations under this Section with respect to any fees, levies, imposts, duties, charges, withholdings and taxes (plus any penalties, fines or interest thereon and, in the event that any of the foregoing are deemed to be income to Lessor, any attendant income tax) assessed, levied, imposed or accrued prior to the termination or other cancellation of this Lease will continue in full force and effect notwithstanding such termination or cancellation. Lessee will either provide Lessor a copy of all property and other tax returns filed hereunder by Lessee in Lessor's name or on Lessor's behalf or provide to Lessor an affidavit of a responsible corporate officer certifying that the property taxes so identified therein have been reported and are current.

18.      LATE CHARGE:

  If any rent or any other amount due hereunder from Lessee other than the amounts due under this Section 18 is not paid within five (5) business days after the due date, all amounts past due hereunder shall accrue interest at a rate (the "Default Rate") equal to Prime + 2.5% on the amount of such delinquent rent or other payment, but not exceeding the maximum permissible amount under applicable law.

19.      LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS:

  In case of failure of Lessee to comply with any provision of the Lease or any Schedule, Lessor will have the right, but will not be obligated, to effect such compliance in whole or in part, and all money spent and expenses incurred by Lessor in effecting such compliance will constitute additional rent and will be paid by Lessee forthwith on demand and will bear interest at the daily equivalent of the Default Rate from the date said amounts were paid or expenses incurred. Lessor's action in effecting such compliance will not be a waiver of Lessee's default.

20.      SEVERABILITY:

  Any provision herein contained which may be invalid under applicable law or any governmental rule or regulation, will be deemed omitted, modified or altered to conform thereto.

21.      NOTICES:

  All notices required or permitted to be given hereunder will be in writing and will be deemed given if sent by registered or certified mail to the address of Lessor or Lessee stated herein or in any Schedule or to such other place as either party may in writing direct pursuant to this Section.

22.      LEGAL CONSTRUCTION:

  The validity, construction and performance of the Lease and any Schedule will in all respects be governed by the laws of the Commonwealth of Pennsylvania.

                                                                    EXHIBIT 10.3

23.      FINANCIAL INFORMATION:

   Lessee agrees to provide Lessor with: a 10Q and 10K within 45 days of the fiscal quarter ended, or 90 days after the fiscal year end respectively.

24.      ADDITIONAL DOCUMENTS:

  Lessee agrees to execute or obtain and deliver to Lessor at Lessor's request such additional documents as Lessor may reasonably deem necessary or appropriate to protect Lessor's interest in the Equipment and in this Lease including, without limitation, financing statements. All financial statements proposed to be filed by Lessor shall accurately reflect Lessor's interest in the Lease and/or the equipment. Lessor will pay all costs and expenses incurred by Lessor in the preparation of this Lease including the cost and expense of Lessor's counsel, and thereafter Lessee will pay, or reimburse Lessor on demand, for any filing fees or expenses incurred by Lessor in connection with this Master Lease Agreement, any Master Lease schedule, and all equipment. Lessee hereby designates Lessor its attorney-in-fact and authorizes and empowers Lessor to execute, endorse and complete in Lessee's name and on Lessee's behalf all instruments representing the proceeds of any security or insurance for the Lease or Equipment thereunder, all financing statements and other documents including Schedules and Riders and to insert thereon all dates, amounts and serial numbers as necessary or appropriate to provide to Lessor the benefits anticipated by any Schedule. Lessor agrees that it will file Financing Statements with the description of collateral substantially matching that of the Description of Equipment Rider from each Schedule. Filings will only be for the specific equipment to be leased including all attachments, parts, accessories and proceeds and filings will only be ordered for the Headquarter location of Lessee and the physical location of the equipment. Filings may also be made at any location the equipment is moved to during the term.

25.      MISCELLANEOUS:

  The Lease will not be binding on Lessor until executed by an authorized officer of Lessor. Lessor and Lessee waive all rights to trial by jury in any litigation arising herefrom or in relation hereto. Lessee will, at Lessee's sole expense, obtain from each owner, landlord, mortgagee or other person having an encumbrance, lien or other interest on or in the premises in which the Equipment is or will be located, all necessary consents to the installment and use of the Equipment therein and the removal thereof in accordance with the terms of the Lease, together with waivers of claim with respect to the Equipment, and record the same when and where necessary. In the event that Lessee consists of more than one person or entity, the obligations of each such person or entity shall be joint and several and the word "Lessee" shall mean each of them, any of them and/or all of them. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

26.      ENTIRE AGREEMENT:

  This Lease and any instrument referred to herein together with any Schedule(s), Attachment(s), or Rider(s) signed by the parties or delivered in connection herewith constitute the entire agreement of the parties with respect to the subject matter hereof and will collectively constitute the Lease with respect to an Item of Equipment and supersede any prior written or oral agreement of the parties with respect to such Equipment. No agent or employee of the Supplier is authorized to bind Lessor to the Lease, to waive or alter any term or condition herein or add any provision hereto. No variation or modification of the Lease and no waiver of any of its provisions or conditions will be valid unless in writing and signed by Lessor and Lessee.

27.      ACQUISITION AND PAYMENT FOR THE EQUIPMENT.
  Upon execution by Lessee and Lessor of a Schedule for any Equipment, Lessee, or any wholly owned subsidiary that Lessee may appoint as its agent ("Agent"), shall: (i) select and order the Equipment pursuant to a purchase order and enter into a purchase order assignment with Supplier assigning Lessor the right to take title to the Equipment from the Supplier and the obligation to pay for the Equipment upon its acceptances by Lessee under the Lease, all other rights and obligations under the purchase order shall remain with lessee, (ii) if the Supplier requires payments prior to the execution by Lessee of a Certificate of Acceptance for such Equipment the Lessor appoints Lessee or its Agent as lessor's agent to make any such required payments. Lessor shall reimburse Lessee or its Agent, as applicable, for any payments made on such Equipment upon execution of the Certificate of Acceptance for such Equipment by Lessee. If Lessee rejects the Equipment or does not execute the Certificate of Acceptance for the Equipment within one hundred eighty (180) days of the execution of the Schedule for such Equipment then the assignment of the purchase order for such Equipment shall be terminated; Lessor's obligation to reimburse Lessee or its Agent for any payments made on such

                                                                    EXHIBIT 10.3



Equipment shall terminate; and Lessee will hold harmless, defend and indemnify Lessor against any claims F.O.B. the Supplier or Agent as further provided in
Section 4 hereof.

28.      QUIET ENJOYMENT

  Lessor warrants so long as no default exists hereunder, Lessor will allow Lessee to quietly possess the Equipment.

  IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the dates set forth below.



CORESTATES LEASING, INC.              LADD FURNITURE, INC.
(Lessor)                              (Lessee)

By:_______________________________    By:_______________________________________
Edward R. Bruner

Title:    President                   Title:____________________________________
      ____________________________

Date:_____________________________    Date:_____________________________________



                            (Lessee if more than one)

                            By:_______________________________________________
                            (Signature)                                 (Title)



  THE UNDERSIGNED LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT ANY MODIFICATION OR AMENDMENT OF THIS LEASE MUST BE IN WRITING AND THAT NO MODIFICATION OR AMENDMENT SHALL BE ENFORCEABLE UNLESS SUCH MODIFICATION OR AMENDMENT IS IN WRITING DULY SIGNED BY LESSEE AND LESSOR.


-----------------------------------------
LADD FURNITURE, INC.       (Lessee)



CORESTATES LEASING, INC.                                    RIDER TO LEASE

                                                        RIDER NUMBER 2  TO
                                           LEASE AGREEMENT NUMBER 02037 OR
                                        MASTER LEASE AGREEMENT NUMBER   OR
                                    MASTER LEASE PURCHASE AGREEMENT NUMBER
                             (AS INDICATED ABOVE, HEREINAFTER THE "LEASE")


CORESTATES LEASING, INC.
ONE MERIDIAN BOULEVARD
WYOMISSING, PA  19610

This Rider is incorporated by reference into the above referenced Lease as if set forth at length and Lessee and Lessor confirm all the terms and provisions thereof except as specifically set forth herein to the contrary.

Lessee agrees to comply with each of the following additional covenants and the failure of Lessee to comply with any such covenant shall constitute a default under of the Lease:

NEGATIVE COVENANTS


         Until the Leasing Line Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless CoreStates Leasing, Inc.
(CLI) otherwise consents, LADD will not directly or indirectly permit:

         (a) Consolidated Net Worth of LADD and its Consolidated Subsidiaries on a consolidated basis,

                  (i) as of the last day of Fiscal Year 1996 be less than $120,000,000 or

                  (ii) as of the last day of any Fiscal Year ending thereafter, to be less than the sum of

                  (A) consolidated Net Worth of LADD and its Consolidated Subsidiaries on a consolidated basis as of the last day of the immediately preceding Fiscal Year, plus

                  (B) an amount equal to the greater of (1) 25% of consolidated Net Income (without deduction for any loss) of LADD and the Consolidated Subsidiaries on a consolidated basis for the Fiscal Year then ended and (2) $2,000,000 as to Fiscal Year 1997 or $4,000,000 as to each Fiscal Year thereafter (prorated for any period less than a full Fiscal Year).

         (b) The Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters ending on a date or during a period specified below to be less than the ratio indicated opposite such date or period:

                           Period Ending                               Ratio

                  Last day of Fiscal Year 1997                         1.30 to 1

                  Last day of first Fiscal
                  Quarter, Fiscal Year 1998                            1.35 to 1

                  On or after the last day of
                  second Fiscal Quarter, Fiscal
                  Year 1998                                            1.50 to 1

         (c) The Adjusted Total Debt Coverage Ratio as of the last day of any Fiscal Quarter ending on a date or during a period specified below to be greater than the ratio indicated opposite such date or period:

                           Period Ending                               Ratio

                  Last day of third Fiscal Quarter
                  or final Fiscal Quarter, Fiscal
                  Year 1997                                            4.50 to 1

                  Last day of first Fiscal
                  Quarter, Fiscal Year 1998 and
                  thereafter                                           4.00 to 1

All of the above financial ratios will be tested using Forms 10-Q and 10-K filed with the Securities and Exchange Commission.

                                   DEFINITIONS


         "Adjusted Total Debt Coverage Ratio" means, as of the last day of any Fiscal Quarter after the Effective Date, the result obtained by dividing the principal amount of consolidated Debt of LADD and its Consolidated Subsidiaries as of such date, by consolidated EBITDA of LADD and its Consolidated Subsidiaries (i) for the period of four consecutive Fiscal Quarters ended on such date or (ii) for any shorter period beginning on June 30, 1996 and ending on the last day of such Fiscal Quarter, multiplied by a fraction, the numerator of which is four and the denominator of which is the number of whole Fiscal Quarters in such shorter period.

         "Administrative Agent" means NationsBank and any successor administrative agent appointed pursuant to Section 15.9 of the Agreement.

         "Agreement" means and includes the $190,000,000 Loan and Security Agreement Dated as of July 12, 1996 between the Borrowers, the Lenders, the Co-Agents and the Administrative Agent, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

         "Agreement Date" means July 12, 1996.

         "Borrower" means "Borrower" as defined in the Agreement.

         "Capital Expenditures" means, with respect to any Person, all capital expenditures that are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Commitment Percentage" means, as to any Lender at the time of determination, the percentage of the Total Commitment at such time obtained by dividing such Lenders Commitment at such time by the Total Commitment at such time.

         "Consolidated Subsidiaries" means, as to LADD, each other Borrower and other Subsidiary of LADD listed on Schedule 7.1 (c) of the Agreement and any additional Subsidiary of LADD whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their absolute discretion or conditioned upon, inter alia, the execution and delivery of guaranties, security agreements, mortgages and other documents required by the Required Lenders in their absolute discretion, consolidated with those of LADD.

         "Debt" means

         (a)      Indebtedness for money borrowed,

         (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                  (i) represented by notes payable, drafts accepted and reimbursement obligations under standby letters of credit and similar instruments that represent extensions of credit,

                  (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                  (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),

         (c) Indebtedness that constitutes a Capitalized Lease Obligation

         (d) Indebtedness under Interest Rate Protection Agreements, and

         (e) Indebtedness that is such by virtue of clause (c) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would otherwise constitute "Debt".

         "EBITDA" for a specified period means consolidated Net Income of LADD and its Consolidated Subsidiaries for such period, before provision for interest expense, income taxes, depreciation expense and amortization.

         "Effective Date" means the later of:

         (a)      the Agreement Date, and

         (b)      the first date on which all of the conditions set forth in
Article 6 of the Agreement shall have been fulfilled.

         "Financed Capital Expenditures" means Capital Expenditures funded with the proceeds of Permitted Money Debt (excluding Loans) and those represented by Capitalized Lease Obligations

         "Fiscal Quarter" means each consecutive period of 13 weeks beginning on the first day of a Fiscal Year (and, in the case of any Fiscal Year of 53 weeks, the 14-week period occurring at the end thereof).

         "Fiscal Year" means each period of 52 or 53 weeks beginning on the Sunday after the Saturday nearest December 31 in one calendar year and ending on the Saturday nearest December 31 of the next succeeding calendar year and when preceded by the designation of a calendar year (e.g., 1997 Fiscal Year) means the 52 or 53 week period ended or ending on the Saturday nearest December 31 of such designated calendar year.

         "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the result obtained by dividing (i) the sum of EBITDA minus cash income taxes paid minus Maintenance Capex for the specified measurement period minus Restricted Distributions of LADD and its Consolidated Subsidiaries on a consolidated basis made during the specified measurement period, by (ii) the sum of interest expense, plus scheduled principal payments on Debt of LADD and its Consolidated Subsidiaries on a consolidated basis for the same period.

         "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrowers or any Subsidiary, consistent with the prior financial practice of the Borrowers, as reflected on the financial statements, provided however, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrowers' independent public accountants, such changes shall be included in GAAP as applicable to the Borrowers only from and after such date as the Borrowers, the Required Lenders and Administrative Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in
Article 12 of the Agreement.

         "Lender" means at any time any financial institution party to this Agreement at such time, including any such Person becoming a party hereto pursuant tot he Provisions of Article 14 of the Agreement, and "Lenders" means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 14.

         "Loan" means any Revolving Credit Loan or Term Loan, as well as all such loans collectively, as the context requires.

         "Maintenance Capex" for any specified period means the lesser of consolidated Capital Expenditures of LADD and the Consolidated Subsidiaries (other than Financed Capital Expenditures) for such period and $8,000,000 per year or the ratable portion thereof attributable to a specified period less than a full year.

         "Net Income" means, as applied to any Person for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, but excluding in any case,

         (a) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon, and

         (b) any other "extraordinary item" as determined in accordance with GAAP.

         "Net Worth" means, with respect to any Person, such Person's total shareholder's equity which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         "Permitted Purchase Money Debt" means Purchase Money Debt of the Borrowers (or any of them) incurred after the Agreement Date

         (a)      which is secured by a Purchase Money Lien,

         (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

                  (i) the cost (including the principal amount of such Debt, whether or not assumed) of the tangible personal property (other than Inventory) subject to such Lien, and

                  (ii) the fair value of such tangible personal property (other than Inventory) at the time of its acquisition, and

         (c) which, when aggregated with the principal amount of all other such Debt and Capitalized Lease Obligations of the Borrowers at the time outstanding, does not exceed $10,000,000.

         "Person" means an individual, corporation, limited liability corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Purchase Money Debt" means Debt issued or incurred to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible personal property (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

         "Purchase Money Lien" means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

         "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 51%.

         "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition or retirement for value of any capital stock or other equity securities (except equity securities acquired on the conversion thereof into other equity securities of such Person) or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution in cash or property on or with respect to any such securities (other than dividends payable solely in shares of its capital stock) or partnership interests, excluding, however, any such dividend, distribution or payment to any Borrower by any other Borrower or by any Subsidiary of such Borrower, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. The parties hereto have caused their duly authorized officers to execute this Rider on the dates set forth below and, unless otherwise specifically provided herein, this Rider shall operate to amend the Lease only as it is incorporated by reference into Schedules executed on or after the dates set forth below and not otherwise.

CORESTATES LEASING, INC.                    LADD FURNITURE, INC.
(LESSOR)                                    (LESSEE)

By:________________________________         By:_________________________________

Title:_____________________________         Title: _____________________________

Dated:_____________________________         Dated: _____________________________




                                       9